Exhibit C to the Custody Agreement – Direxion Fund Names
Separate Series of Direxion Funds

FUND NAMES	SERVICE CLASS	INVESTOR CLASS	INSTITUTIONAL CLASS

Direxion Monthly S&P 500 Bull 2x Fund		x
Direxion Monthly NASDAQ-100 Bull 2x Fund		x
Direxion Monthly Small Cap Bull 2x Fund		x
Direxion Monthly Dollar Bull 2x Fund		x
Direxion Monthly Emerging Markets Bull 2x Fund		x
Direxion Monthly Developed Markets Bull 2x Fund		x
Direxion Monthly Latin America Bull 2x Fund		x
Direxion Monthly Commodity Bull 2x Fund		x
Direxion Monthly 10 Year Note Bull 2x Fund		x
U.S. Government Money Market		x
Direxion Monthly S&P 500 Bear 2x Fund		x
Direxion Monthly NASDAQ-100 Bear 2x Fund		x
Direxion Monthly Small Cap Bear 2x Fund		x
Direxion Monthly Dollar Bear 2x Fund		x
Direxion Monthly Emerging Markets Bear 2x Fund		x
Direxion Monthly Developed Markets Bear 2x Fund		x
Direxion Monthly 10 Year Note Bear 2x Fund		x
Dynamic HY Bond Fund		x
Evolution Managed Bond Fund		x
Evolution All-Cap Equity Fund		x
Evolution Market Leaders Fund f/k/a Evolution Small Cap Fund		x
Evolution Alternative Investment Fund f/k/a Evolution Total Return Fund		x
HCM Freedom Fund	x
HY Bear Fund		x
PSI Total Return Fund		x
PSI Macro Trends Fund		x
PSI Core Strength Fund		x
Spectrum Equity Opportunity Fund	x
Spectrum Global Perspective Fund	x
Spectrum Select Alternative Fund	x
Direxion Monthly China Bull 2x Fund		x
Commodity Trends Strategy Fund		x	x
Direxion CTS Fund (a wholly owned subsidiary of the Commodity Trends Strategy Fund)
Financial Trends Strategy Fund		x	x
Direxion/Wilshire Dynamic Fund		x	x